UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2007
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

1 Wetmore Road, Suite 203
Tucson, Arizona
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 ] CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 ] CFR 240.13e -4(c))

TABLE OF CONTENTS

Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

John T. Perry and T. Sean Harvey were appointed to Directors of Nord Resources Corporation (the “Corporation”) on June 11, 2007, to fill vacancies on the Board of Directors. Accordingly, the Corporation’s Board of Directors is now comprised of:

Ronald A. Hirsch, Chairman
John T. Perry
Stephen Seymour
Douglas P. Hamilton
John F. Cook
T. Sean Harvey

The Corporation’s Board of Directors has determined that it is appropriate to apply the standards for director independence prescribed by Section 121 of the American Stock Exchange (“AMEX”) Company Guide, and that each of Messrs. Hamilton, Cook and Harvey meets those standards of director independence.

The Board has determined that Mr. Hirsch, Mr. Perry and Mr. Seymour do not qualify as independent directors. Mr. Perry does not meet the standards for director independence prescribed by section 121 of the AMEX Company Guide since he serves as the Corporation’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. Mr. Hirsch does not meet the standards for director independence due to his continued service to the Corporation as the Chairman of the Board, and his past employment as the Corporation’s Chief Executive Officer within the past three years. Both Mr. Hirsch and Mr. Seymour are not qualified as independent directors by virtue of their participation in certain related transactions with the Corporation which are disclosed in the Corporation’s annual report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 28, 2007.

The following is a description of the respective business backgrounds of each of the Corporation’s directors:

  Ronald A. Hirsch – Mr. Hirsch has been a director of the Corporation since September 7, 2000 and Chairman since October 20, 2003. He was also Chief Executive Officer from October 20, 2003 until February 15, 2006. Mr. Hirsch has over 30 years experience in the investment and corporate finance community. From January 2000 to October 2003, he was the President of Hirsch Enterprises, a private investment firm based in Laguna Beach, California. Until 1997, Mr. Hirsch was Senior Vice President - Investments with Lehman Brothers in New York where he was employed for 20 years, and previous to that was with Dean Witter for five years. He holds a bachelors degree in economics from Michigan State University and pursued advanced studies in Finance at New York University.

  John T. Perry – Mr. Perry was appointed as a director of the Corporation on June 11, 2007, and as Chief Executive Officer and President of the Corporation effective April 23, 2007. Mr. Perry has served as the Corporation’s Senior Vice President and Chief Financial Officer since April 1, 2005, and as the Corporation’s Secretary and Treasurer

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  since September 2005. Mr. Perry has over 17 years (1989 to present) of mining and metals industry experience. Before joining the Corporation, Mr. Perry was Vice President, Director with CB Richard Ellis, International Mining and Metals Group from December 2003 to August 2005. Prior to that, he held various positions with BHP Billiton Base Metals and BHP Copper Inc., including: Vice President Finance with BHP Billiton Base Metals from August 2002 to November 2003; President, BHP Copper, Inc. from August 1999 to August 2002; and Vice President Finance and Administration for BHP Copper, Inc. He is a Certified Public Accountant and holds an undergraduate degree in Accounting and Finance as well as a Master of Business Administration degree from the University of Arizona.

  Stephen D. Seymour – Mr. Seymour was appointed a director of the Corporation on October 15, 2003. He has over 30 years experience in sales, marketing and finance. Mr. Seymour has owned and been employed by Rockland Investments since 1986. He spent 15 years with Westinghouse Broadcasting where he was head of all television sales and marketing and a member of the board of the Broadcasting Division. Since 1980, he has specialized in leveraged buy outs, turn-around situations and under- managed and under-capitalized ventures. Mr. Seymour holds an undergraduate degree from Rutgers University and a Master of Business Administration degree from Columbia University.

  Douglas P. Hamilton – Mr. Hamilton was appointed a director of the Corporation on February 15, 2006. He has over 30 years of experience in operations and finance in the power generation, automotive and aerospace industries. Mr. Hamilton has been retired since 1997. Prior to his retirement, he was Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996-1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. (1993-1996). Prior to that, he held various executive and management positions at United Technologies, Corporation and Ingersoll-Rand Company. Mr. Hamilton holds an undergraduate degree in Engineering Science from Dartmouth College and a Master of Business Administration degree in accounting from Columbia University.

  John F. Cook – Mr. Cook was appointed a director of the Corporation on February 15, 2006. For the past five years Mr. Cook has been the President of Tormin Resources Limited, a private company providing consulting services to the mining industry. He holds a Bachelor of Engineering (Mining), C. Eng UK, and P. Eng Ontario, and brings to Nord more than 40 years of experience in the operations and management of mining companies. Mr. Cook’s positions included: Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974-78); Associate and Principal, Golder Associates Ltd. (1978- 83); Senior Project Manager, General Manager and Vice President Engineering, Lac Minerals Ltd. (1983-90); Vice President Operations, Goldcorp Inc. (1990-94); and Operations Director, Navan Resources Plc (1994-96). Currently, Mr. Cook serves as the Chairman of Wolfden Resources Inc. and of Anaconda Gold Corp. He is also a director of GLR Resources Inc., Uranium City Resources Inc. and MBMI Resources Inc.

  T. Sean Harvey – Mr. Harvey was appointed as a director of the Corporation on June 11, 2007. He is a co-founder and, since January 2004, has served as the Non- Executive Chairman of Andina Minerals, Inc., a Toronto-based exploration-stage mining company listed on the TSX Venture Exchange. Mr. Harvey has also served as the President, Chief Executive Officer and a director of Orvana Minerals Corp. (April 2005 – May 2006), a mining company listed on the Toronto Stock Exchange, and as the President, Chief Executive Officer and a director of Atlantico Gold Inc. (May 2003 – January 2004), a private company that acquired the Amapari gold project in Brazil in

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2003, and that was subsequently acquired by Wheaton River Minerals Ltd. Prior to that, Mr. Harvey served as: the President, Chief Executive Officer, Chief Operating Officer and a director of TVX Gold Inc. (April 2001 – January 2003), a mining company listed on the Toronto and New York Stock Exchanges; a financial consultant to the EBX Group of Companies based in Rio de Janeiro (April 2000 – March 2001); a Director at Deutsche Bank Securities Limited (August 1998 – March 2000) in Toronto, where he was a member of the Investment Banking Group and the Global Mining and Metals team; a Director at Nesbitt Burns Inc. (Burns Fry Ltd.) (February 1990 – July 1998) in Toronto, where he was a member of the Investment Banking Group; a Financial Analyst at IBM Canada Limited (February 1989 – February 1990); and an Assistant Manager, CIBC (March 1988 – February 1989). Mr. Harvey holds an Honours Bachelor of Arts degree (Economics and Geography) and a Master of Arts degree (Economics) from Carleton University, a Bachelor of Laws degree from the University of Western Ontario and a Master of Business Administration degree from the University of Toronto. He is also a member of the Law Society of Upper Canada.

Compensation of Directors

The Board of Directors has approved a compensation structure for the Corporation’s non-executive directors which is designed to fairly pay non-executive directors for work required while aligning the interests of the non-executive directors with the long-term interests of stockholders.

Non-executive directors are entitled to receive a $25,000 annual retainer, with an additional $15,000 payable annually to the Chairman of the Audit Committee. In addition, $7,500 is payable annually to the Chairman of each of the Compensation Committee and Nominating and Corporate Governance Committee. All of these fees are payable in stock, restricted stock, restricted stock units, or such other equity-based compensation as the Board of Directors determines.

The non-executive directors are also entitled to receive attendance fees of $1,500 per meeting for each board and committee meeting, payable in cash. All cash fees can be deferred at the option of the directors.

To date, the equity-based fees have been paid in the form of awards issued pursuant to the Corporation’s 2006 Stock Incentive Plan. The non-executive directors have limited rights, exercisable within applicable time limits, to elect to have any percentage of such awards, and any percentage of cash fees, payable in deferred stock units. The deferred stock units are subject to the 2006 Deferred Stock Unit Plan.

On June 11, 2007, each of the Corporation’s directors, including Mr. Harvey and Mr. Perry, were granted 150,000 stock options. One-third of the stock options vested upon issuance, and the balance of the stock options will vest as to one-third on each of the first and second anniversaries of the grant date. The options are for a ten year term and, upon vesting, will be exercisable at an exercise price of $0.68 per share (being the fair market value of our common stock on the date of grant, calculated in accordance with the 2006 Stock Incentive Plan), subject to adjustment.

Executive Employment Agreement With John Perry

Mr. Perry was appointed as the Corporation’s Senior Vice President and Chief Financial effective April 1, 2005 pursuant to a memorandum of understanding which was replaced with a formal employment agreement dated April 18, 2005. The employment agreement was subsequently amended by an amending agreement between the Corporation and Mr. Perry 5.

dated October 18, 2006. These agreements are more fully described in the Corporation’s annual report on Form 10-KSB for the year ended December 31, 2006.

The original term of Mr. Perry’s employment agreement, as amended, was for two years and expired on April 18, 2007, but the agreement is subject to automatic renewal for successive one year periods unless cancelled by either of the parties.

Mr. Perry’s base salary under his employment agreement was $175,000 annually, but he agreed to accept 20,000 fully paid and non-assessable shares common stock per month, in lieu of cash salary, until the Corporation had received funding of at least $10,000,000. Given the completion of the unregistered offering of special warrants disclosed in the Corporation’s Form 8-K filed with the Securities and Exchange Commission on June 6, 2007, Mr. Perry is now entitled to receive his salary in cash.

Given Mr. Perry’s increased responsibilities, the Board of Directors has authorized an increase in Mr. Perry’s annual salary to $200,000, with effect from June 1, 2007.

Grant of Stock Options to Senior Officers Pursuant to 2006 Stock Incentive Plan

Mr. Perry, in view of his increased responsibilities, was granted an additional 500,000 stock options in his capacity as the President and Chief Executive Officer of the Corporation. Erland A. Anderson, was also granted 250,000 stock options in his capacity as the Executive Vice President and Chief Operating Officer of the Corporation. One-third of the stock options vested upon issuance, and the balance of the stock options will vest as to one-third on each of the first and second anniversaries of the grant date. The options are for a ten year term and, upon vesting, will be exercisable at an exercise price of $0.68 per share (being the fair market value of our common stock on the date of grant, calculated in accordance with the 2006 Stock Incentive Plan), subject to adjustment.

No Legal Proceedings

During the past five years none of the Corporation’s new directors is, or has been, a general partner or executive officer of any business that filed a bankruptcy petition (or had a bankruptcy petition filed against it), either at the time of filing or within two years prior to such time.

None of the Corporation’s new directors has, within the past five years, been convicted in a criminal proceeding or been the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

None of the Corporation’s new directors has, within the past five years, been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

None of the Corporation’s new directors has, within the past five years, been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are currently no legal proceedings to which any of the Corporation’s new directors is a party adverse to the Corporation or in which any of the Corporation’s new directors has a material interest adverse to the Corporation.

6.

Certain Relationships and Related Transactions

Except for the transactions described below, during the last two years none of the new directors, nor any associate or affiliate of the new directors, have had any interest, direct or indirect, in any transaction, or in any proposed transactions, which has materially affected or will materially affect the Corporation:

  In September 2005, the Corporation commenced an unregistered private placement offering of units, whereby one unit, consisting of one share of common stock and a warrant to purchase one share of common stock, was offered for $0.35 per unit. The Corporation sold 899,644 units for a total of $314,875. The stock purchase warrants have an exercise price of $0.40 and expire in three years. We issued these securities to accredited investors, relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. Mr. Perry purchased 142,857 units in the private placement. All insiders participated on the same terms as third party purchasers.

  On June 6, 2007, the Corporation announced the completion of an unregistered private placement offering of 30,666,700 special warrants (the “Special Warrants”). Mr. Harvey purchased 187,500 Special Warrants in the private placement.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On June 11, 2007, the Corporation issued a news release announcing the appointment of Mr. Perry and Mr. Harvey to the Board of Directors. The news release also references the unregistered private placement offering of 30,666,700 Special Warrants. The Special Warrants were offered and sold at a price of $0.75 per Special Warrant for aggregate gross proceeds of approximately $23 million.

In response to questions raised by several stockholders of the Corporation, the Corporation has clarified that receipt of the net proceeds of the offering by the Corporation was not made conditional on the filing of either a Canadian prospectus or a registration statement under the Securities Act of 1933 (the "1933 Act"). Upon closing of the offering of the Special Warrants, the Corporation received net proceeds of $21.5 million and, as of the June 12, 2007, a portion of the net proceeds have now been applied to repayment of the $5,000,000 bridge loan from Nedbank Limited.

The offering of the Special Warrants was completed in the United States pursuant to exemptions from the registration requirements of the 1933 Act and outside of the United States to non-U.S. investors in accordance with Regulation S of the 1933 Act. Neither the Special Warrants, nor the underlying securities issuable upon conversion thereof have been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the 1933 Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated June 12, 2007*
*     Filed herewith.

7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: June 13, 2007		/s/ John Perry
John Perry
Chief Executive Officer

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